Exhibit 99.1

One Horizon Group Featured in Microsoft Corp. Case Study

Company recognized for utilizing services in the Microsoft Azure cloud to position Aishuo and other Company licensees for seamless and unlimited scalability as VoIP services expand

LIMERICK, IRELAND--(December 16 2015) - One Horizon Group, Inc. (NASDAQ: OHGI) ("One Horizon", "We" or the "Company"), which operates its own Chinese retail VoIP service, branded Aishuo, and develops and licenses its patented bandwidth efficient mobile voice over Internet Protocol ("VoIP") platform for smartphones, announced today that the Company has been featured in a Microsoft case study for choosing Microsoft Azure as the base architecture on which to deploy its revolutionary VoIP platform.

One Horizon Group CIO Peter Hall noted, “Without Azure and Microsoft cloud services, we would not have been able to create such a scalable business in China nor offer our customers the potential to run solutions in multiple countries around the world without hardware investment. We are delighted to have been showcased by Microsoft for our use of their services to prepare our Company, Aishuo and licensees to scale our proprietary VoIP services without limits and to position us for growth.”

In the case study, Microsoft focuses on how One Horizon uses the platform for scalability, control and innovation to create operational efficiency and cost savings. The full case study can be found at: https://www.microsoft.com/en-gb/smb/customer-success-stories/building-a-global-business

One Horizon Group delivers an industry leading proprietary optimized-for-mobile VoIP calling solution in its own brand Aishuo in China. The Company also licenses its software and hosted-VoIP services to network operators throughout the world including Smart Communication in the Philippines, PT Smartfren Telecom in Indonesia and Singapore Telecommunications in Singapore.

Microsoft cloud services offers One Horizon’s global operators opportunities for unlimited scalability of their VoIP services when deploying its proprietary, and patent-applied-for, VoIP technology in the cloud. As one of the largest cloud operators in the world, Microsoft has invested more than $15 billion in building a resilient cloud infrastructure and cloud services that deliver high availability and security while lowering overall costs.

About One Horizon Group, Inc.

One Horizon Group Inc.'s business is to optimize communications over the Internet through its wholly owned subsidiary, Horizon Globex GmbH, Zug, which develops and markets one of the world's most bandwidth-efficient mobile voice over Internet Protocol (VoIP) platforms for smartphones, and also offers a range of other optimized data Applications including messaging and mobile advertising. The company controls and operates the Aishuo mobile VoIP service in China. Horizon Globex GmbH is an ISO 9001 and ISO 20000-1 certified company. The Company has operations in Ireland, Switzerland, the United Kingdom, China, India, Singapore and Hong Kong. For more information on the Company, its products and services, please visit http://www.onehorizongroup.com.

Safe Harbor Statement

This news release may contain "forward-looking" statements. These forward-looking statements are only predictions and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as uncertainty of consumer demand for the Company's products, as well as additional risks and uncertainties that are identified and described in Company's SEC reports. Actual results may differ materially from the forward-looking statements in this press release. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company does not undertake, and it specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences, developments, events or circumstances after the date of such statement.

Contact:

Matthew Bird
President
1-800-PublicRelations, Inc.
Direct: 646.401.4499
Main: 800.782.6185
Email: matt.bird@1800pr.com